WOLFE

Larry Wolfe/Certified Public Accountant

7695 Southwest 104th Street
Suite 220
Miami, Florida 33156-3156
(305) 661-2222

December 14, 2011

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: Omni Ventures, Inc.;
Commission File No. 333-156263

Effective December 14, 2011, the client-auditor relationship has ceased. I reported on the Financial Statement of Omni Ventures, Inc. as of and for the Year Ended September 30, 2010. On December 14, 2011, the Company dismissed my firm.

Yours truly,

Larry Wolfe, CPA